(TABLE)
EXCELSIOR INSTITUTIONAL TRUST

FORM N-SAR

File No. 811-8490
Semi-Annual Period Ended September 30, 2000


Exhibit Index


Sub-Item 77C: Submission of matters to a vote of security holders.

Sub-Item 77Q1(e): Copies of any new or amended Registrant investment advisory contracts.

SUB-ITEM 77C: Submission of matters to a vote of security holders.

1.	At a special meeting of shareholders held on May 3, 2000
(the "Meeting"), the shareholders of Excelsior Institutional Trust (the "Trust"), voting together as a single class approved a proposal to elect Frederick S. Wonham, Donald L. Campbell, Rodman L. Drake, Joseph H. Dugan, Wolfe J. Frankl, Jonathan Piel, Robert A. Robinson and Alfred C. Tannachion as trustees of the Trust. The results of the voting were as follows: 39,677,390 for; 6,844,035 against; and 7,325,094 abstained.

2.	At the Meeting, the shareholders of each portfolio of the
Trust, excluding the Trust's Income Fund, also approved a new investment advisory agreement among the Trust, U.S. Trust Company and United States Trust Company of New York. The results were as follows:

Fund
For
Against
Abstain
Value Equity Fund
  2,570,704
0
42
Optimum Growth
Fund
  3,378,334
538
19,710
Equity Fund
   8,530,759
0
69,954
Total Return Bond
Fund
23,475,213
0
0
International
Equity Fund
  5,853,506
0
0

3.	At a special meeting of the shareholders of the Trust's
Income Fund held on May 19, 2000, the shareholders approved a new advisory agreement among the Trust, U.S. Trust Company and United
States Trust of New York.  The result were as follows:
13,134,305 for; 634,949 against; and 643,019 abstained.

SUB-ITEM 77Q1(e): Copies of any new or amended Registrant investment advisory contracts.

		i)	Investment Advisory Agreement dated May 31, 2000
by and among Excelsior Institutional Trust, United States Trust
Company of New York and U.S. Trust Company with respect to the Equity, Income, Total Return Bond, Value Equity and Optimum
Growth Funds. The information required by Sub-Item 77Q1(e) is incorporated by reference to Exhibit (d)(1) of Post-Effective
Amendment No. 21 to the Trust's Registration Statement on Form N-
1A filed on July 31, 2000 ("Post-Effective Amendment No. 21").

		 ii)	Investment Advisory Agreement dated May 31, 2000
by and among Excelsior Institutional Trust, United States Trust
Company of New York and U.S. Trust Company with respect to the International Equity Fund is incorporated herein by reference to Exhibit (d)(2) of Post-Effective Amendment No. 21.


(..continued)



PHTRANS\180330\5	-2-
PHTRANS\180330\5

(/TABLE)